SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

January 5, 2014
Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-33228	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231
(Address of Principal Executive Offices)   (Zip Code)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01: OTHER EVENTS

On January 5, 2014, Zion Oil & Gas Inc. (“Zion” or the “Company”) initiated re-entry operations at the Elijah #3 well in Israel.  Our key zone of interest is at a depth of approximately 2,231 to 2,253 meters (7,320 to 7,390 feet).

Under Zion’s Asher-Menashe License, the Company is required to perform a perforation and stimulation operation at the Elijah #3 well and conduct a production test. We plan to perforate the zone of interest, fluid stimulate the zone, and perform a drill stem test.

A drill stem test is a procedure for isolating and testing the pressure, permeability and productive capacity of a geological formation within a well. The test is a key method of obtaining information on the formation fluid and establishing whether a well has found a commercial hydrocarbon reservoir.

If the test is positive, the Company will contact the Petroleum Commissioner's office to discuss future development plans. If the test is negative, the Company plans to plug the well immediately.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: January 7, 2014	By:	/s/ Victor G. Carrillo
Victor G. Carrillo
President & Chief Operating Officer

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